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                                                                     Exhibit 3.1

                               State of Delaware

                                                                          Page 1

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATE OF "GLOBALEURONET GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2000, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS


3166115 8100      [SEAL]
                           /s/ Edward J. Freel
001041735                  ------------------------------------------
                           Edward J. Freel, Secretary of State

                                                         AUTHENTICATION: 0221275
                                                                  DATE: 01-27-00
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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/26/2000
                                                          001041735 - 3166115

                          CERTIFICATE OF INCORPORATION

                                       OF

                           GlobalEuroNet Group, Inc.

The undersigned incorporator, for purposes of forming a corporation under the Delaware General Corporation Law, hereby Certifies:

FIRST: The name of the Corporation is GlobalEuroNet Group, Inc. (the "Corporation").

SECOND: The location of the registered office of the Corporation in the State of Delaware is at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The Corporation shall have authority to issue a total of 50,000,000 shares of common stock, $.0001 par value per share and 5,000,000 shares of preferred stock, .001 par value per share.

FIFTH: The name and mailing address of the incorporator is Michael S. Jacobs, 7284 W. Palmetto Park Road, Suite 210, Boca Raton, FL 33433.

SIXTH:   Whenever a compromise or arrangement is proposed between the
         Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the
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         court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SEVENTH: Election of the directors of the Corporation need not be by written ballot.

EIGHTH: The Board of Directors is authorized to amend or repeal the Bylaws of the Corporation or adopt new Bylaws, except as and to the extent provided in the Bylaws.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: The members of the Board of Directors be and hereby are Stanley Hollander, Michael Jacobs and Jay Matulich, to serve until the next annual meeting of shareholders and until their successors are duly elected.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinafter named, does make this certificate for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, and does hereby certify that the facts set forth above are true and correct and has accordingly hereunto set his hand and seal this 24th day of January, 2000.


                                           /s/ Michael S. Jacobs
                                      --------------------------
                                               Michael S. Jacobs